FIRST AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

FIRST AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of                      , 200     by and between AXA LIFE AND ANNUITY COMPANY (“AXA Life”), formerly known as The Equitable of Colorado, Inc., a Colorado insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the “General Agent”).

AXA Life and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them (the “Sales Agreement”) by restating Schedule 1 of Exhibit A of the Sales Agreement in its entirety as more particularly set forth on the restated Schedule 1 attached hereto to reduce the compensation on scheduled premiums on AXA Life’s One Year Term Life Insurance from 99% for all issue ages to 10% for issue ages below 80 and to 5% for issue ages 80 and above.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

AXA LIFE AND ANNUITY COMPANY		AXA NETWORK, LLC AXA NETWORK OF CONNECTICUT, MAINE AND NEW YORK, LLC AXA NETWORK OF PUERTO RICO, INC.
By:
	Richard Dziadzio	AXA NETWORK INSURANCE AGENCY OF TEXAS, INC.
Executive Vice President and Chief Financial Officer

By:
Andrew McMahon
Chairman of the Board

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF                      , 200

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of                      , 200     and is attached to and made part of the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life and Annuity Company and AXA Network, LLC. et al.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Life in respect of such policy as more particularly set forth in the following tables:

Type of Premium	Percentage
First Policy Year
Scheduled Premiums
One Year Term Life (#148-51)	10% (5% for issue ages 80 and above)
Other life insurance products	99.0%
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%
Renewals	8.0%

FORM D

PRIOR NOTICE OF A TRANSACTION

Filed with the Division of Insurance of the State of Colorado

By

AXA Life and Annuity Company

(Name of Registrant)

On Behalf of Following Insurance Companies

AXA Life and Annuity Company

1290 Avenue of the Americas

NEW York, NY 10104

Date: January 14, 2008

Name, Title, Address and telephone number of Individual to Whom Notices and Correspondence Concerning This Statement Should Be Addressed:

Paul R. Boucher, Vice President

AXA Life and Annuity Company

Law Department, 12th Floor

1290 Avenue of the Americas

New York, NY 10104

Telephone - 212.314.3946

Fax – 212.707.1862

ITEM 1. IDENTITY OF PARTIES TO TRANSACTION

Furnish the following information for each of the parties to the transaction:

(a) Name.

(b) Home office address.

(c) Principal executive offce address.

(d) The organizational structure, i.e. corporation, partnership, individual, trust, etc.

(e) A description of the nature of the parties’ business operations.

(f) Relationship, if any, of other parties to the transaction to the insurer filing the notice, including any ownership or debtor/creditor interest by any other parties to the transaction in the insurer seeking approval, or by the insurer filing the notice in the affiliated parties.

(g) Where the transaction is with a non-affiliate, the name(s) of the affiliate(s) which will receive, in whole or in substantial part, the proceeds of the transaction.

1.

(a) AXA Life and Annuity Company (“AXA Life”)

(b) 1675 Broadway, Suite 1750, Denver, CO 80202

(c) 1290 Avenue of the Americas, NY, NY 10104.

(d) Corporation

(e) AXA Life is a licensed life insurance Company. Organized under the laws of the State of Colorado, incorporated on January 18, 1984.

(f) AXA Life is a wholly owned subsidiary of AXA Equitable Life Insurance Company. AXA Equitable Life Insurance Company is a wholly owned indirect subsidiary of AXA Financial, Inc.

(g) N/A

2.

(a) AXA Network, LLC and its subsidiaries) “AXA Network”

(b) 1209 Orange Street, New Castle, Delaware, 19801

(c) 4201 Crums Mill Road, Harrisburg, PA, 17112

(d) Limited Liability Company

(e) AXA Network is a general agent that markets and service life and annuity business for life insurance companies throughout the United States.

(f) AXA Network is an indirect wholly owned subsidiary of AXA Financial, Inc.

(g) N/A

ITEM 2. DESCRIPTION OF THE TRANSACTION

Furnish the following information for each transaction for which notice is being given:

(a) A statement as to whether notice is being given under § 10-3-805(4)(a), C.R.S.

(b) The purpose of the 1st Amendment to General Agents Sales Agreement (“Agreement”) is to amend the Schedule #1 of Exhibit A to the existing AXA Network Agreement, which was approved by the Department on December 1, 1999.

(c) The effective date of the Agreement will be either Feburary 15, 2008 or the date that regulatory approval of this Agreement being received.

ITEM 3. SALES, PURCHASES, EXCHANGES, LOANS, EXTENSIONS OF CREDIT, GUARANTEES OR INVESTMENTS

Not applicable

ITEM 4. LOANS OR EXTENSIONS OF CREDIT TO A NON-AFFILIATE

Not applicable

ITEM 5. REINSURANCE

Not applicable

ITEM 6. MANAGEMENT AGREEMENTS, SERVICE AGREEMENTS AND COST-SHARING ARRANGEMENTS

Not applicable

The following exhibit is attached to this Prior Notice of a Transaction:

Exhibit A – First Amendment to General Agent Sales Agreement

ITEM 7. SIGNATURE AND CERTIFICATION

Signature and certification required as follows:

SIGNATURE

Pursuant to the requirements of Section 10-3-805, C.R.S., Registrant has caused this notice to be duly signed on its behalf in the City of New York and State of New York on the     14th     day of January, 2008.

SEAL) AXA Life and Annuity Company

BY
Paul R. Boucher, Vice President

Attest:

(Signature of Officer)

(Title)

CERTIFICATION

The undersigned deposes and says that he has duly executed the attached application dated January 14, 2008, for and on behalf of AXA Life and Annuity Company; that he is the Vice President of such company and that he is authorized to execute and file such instrument. Deponent further says that he is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his/her knowledge, information and belief.

(Signature)
Paul R. Boucher, Vice President

FIRST AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

FIRST AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of February 15, 2008 by and between AXA LIFE AND ANNUITY COMPANY (“AXA Life”), formerly known as The Equitable of Colorado, Inc., a Colorado insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the “General Agent”).

AX Life and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them (the “Sales Agreement”) by restating Schedule 1 of Exhibit A of the Sales Agreement in its entirety as more particularly set forth on the restated Schedule 1 attached hereto to reduce the compensation on scheduled premiums on AXA Life’s One Year Term Life Insurance from 99% for all issue ages to 10% for issue ages below 80 and to 5% for issue ages 80 and above.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

AXA LIFE AND ANNUITY COMPANY		AXA NETWORK, LLC
By:		AXA NETWORK OF CONNECTICUT, MAINE AND NEW YORK, LLC AXA NETWORK OF PUERTO RICO, INC. AXA NETWORK INSURANCE AGENCY OF TEXAS, INC.
Richard Dziadzio
Executive Vice President and Chief Financial Officer
By:
Andrew McMahon
Chairman of the Board

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF FEBRUARY 15, 2008

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of February 15, 2008 and is attached to and made par of the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life and Annuity Company and AX Network, LLC. et al.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Life in respect of such policy as more particularly set forth in the following tables:

Type of Premium	Percentage
First Policy Year
Scheduled Premiums
One Year Term Life (#148-51)	10% (5% for Issue ages 80 and above)
Other life insurance products	99.0%
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%
Renewals	8.0%